Exhibit 4.1

MAVENIR SYSTEMS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

May 26, 2011

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TABLE OF CONTENTS

(continued)

Page
5.8 Aggregation of Stock	25
5.9 Counterparts	25
5.10 Telecopy Execution and Delivery	25
5.11 Amendment and Restatement of Prior Agreement	26

Schedules:

A  —  Schedule of Investors

B  —  Schedule of Common Holders

Exhibits

A  —  Adoption Agreement

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MAVENIR SYSTEMS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of May 26, 2011, by and among Mavenir Systems, Inc., a Delaware corporation (the “Company”), and the individuals and entities listed on Schedule A hereto (each, an “Investor” and collectively, the “Investors”) and certain holders of the Company’s Common Stock listed on Schedule B hereto (each, a “Common Holder” and collectively, the “Common Holders”). This Agreement amends, supersedes and replaces the Company’s Amended and Restated Investors’ Rights Agreement, dated June 3, 2010 (the “Prior Agreement”).

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and/or shares of Common Stock issued upon conversion thereof and possess registration rights, information rights, rights of first offer and other rights pursuant to the Prior Agreement;

WHEREAS, the Company and certain Investors are parties to the Series E Preferred Stock Purchase Agreement dated as of even date herewith (the “Series E Agreement”); and

WHEREAS, such Investors’ obligations under the Series E Agreement are conditioned upon the execution and delivery of this Agreement by the Existing Investors holding at least a majority of the Registrable Securities (as defined in the Prior Agreement) and the Company; and

WHEREAS, the Existing Investors are holders of at least a majority of the Registrable Securities (as defined in the Prior Agreement), and desire to amend and restate the Prior Agreement and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Existing Investors hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

1. Registration Rights.

1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Capital Stock” means any and all shares of Common Stock and Preferred Stock and all other shares, interests, participation rights or other equivalents in the equity interests in the Company.

(b) “Commission” means the United States Securities and Exchange Commission.

(c) “Common Stock” means the Company’s common stock, par value $0.001 per share.

(d) “Conversion Stock” means the shares of Common Stock issued or issuable upon conversion of the Shares, excluding any Special Mandatory Conversion Shares.

(e) “Corporate Action” shall mean any matter put to a vote of the stockholders of the Company.

(f) “Deemed Liquidation” shall have the meaning given such term in the Restated Certificate.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

(i) “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12.

(j) “Preferred Stock” means any class or series of the Company’s preferred stock, par value $0.001 per share.

(k) “Qualified IPO” shall have the meaning given such term in the Restated Certificate.

(l) The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act or any other applicable law of any other jurisdiction, and the declaration or ordering of effectiveness of such registration statement or document.

(m) “Registrable Securities” means (i) the Conversion Stock and (ii) any of the Company’s Common Stock issued as (or issuable upon the conversion or exercise of any warrant, note or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) above, excluding any Special Mandatory Conversion Shares; provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered, which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Section 1 are not assigned.

(n) “Restated Certificate” means the Company’s Amended and Restated Certificate of Incorporation, as in effect on the date of this Agreement and as amended from time to time after the date of this Agreement.

(o) “Rule 144” means Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(p) “Rule 145” means Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(q) “Securities Act” means the Securities Act of 1933, as amended.

(r) “Series E Agreement” means the Series E Preferred Stock Purchase Agreement dated as of the date hereof by and between the Company and certain of the Investors.

(s) “Shares” means the shares of the Company’s Series A Preferred Stock, $0.001 par value per share, Series B Preferred Stock, $0.001 par value per share, Series C Preferred Stock, $0.001 par value per share, Series D Preferred Stock, $0.001 par value per share and Series E Preferred Stock, $0.001 par value per share.

(t) “Special Mandatory Conversion Shares” means shares of Common Stock that may from time to time be issued pursuant to Article IV, Section 4.3(K) of the Company’s Restated Certificate.

1.2 Request for Registration.

(a) Subject to the conditions of this Section 1.2, if the Company shall receive at any time after the earlier of (i) one hundred eighty days after the closing of a firm commitment underwritten public offering pursuant to an effective registration statement on Form S-1 under the Securities Act covering the offer and sale of Common Stock to the public for the account of the Company and (ii) the third anniversary of the date of this Agreement, a written request from the Holders of a majority of the Registrable Securities then outstanding that the Company effect a registration under the Securities Act with respect to at least a majority of the Registrable Securities then outstanding (the “Initiating Holders”), then the Company shall (x) give written notice of such request to all Holders within ten (10) calendar days of the date such request is given and (y) use its best efforts to effect as soon as practicable (and in any event within ninety (90) calendar days of the date such request is given) the registration under the Securities Act of all Registrable Securities that the Holders request to be registered within twenty (20) calendar days of the date the Company’s notice referred to in this subsection 1.2(a) is given.

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders electing to include shares in the underwriting, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities requested by each such Holder to be included in such underwriting; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities (including those to be sold for the Company’s account) are first entirely excluded from the underwriting.

(c) Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holders a certificate signed by the Company’s Chief Executive Officer or President stating that in the good faith judgment of the Company’s Board of Directors, such registration would be seriously detrimental to the Company and its stockholders and that it is, therefore, essential to defer taking action with respect to such registration, the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty (120) calendar days after the date the request of the Initiating Holders is given; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such period other than (i) a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase, stock incentive or stock appreciation plan or arrangement, (ii) a transaction pursuant to Rule 145 promulgated under the Securities Act, (iii) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered, or (iv) a registration in connection the initial public offering of the Company’s securities (provided that, in the case of (iv), the Company has complied with its obligations under Section 1.3).

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i) after the Company has effected three (3) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

(ii) during the period starting with the date sixty (60) calendar days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) calendar days after the effective date of, any registration statement pertaining to a public offering of securities for the Company’s account; provided, that the Company is actively employing its best efforts to cause such registration statement to be effective;

(iii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; or

(iv) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.11.

1.3 Company Registration. If the Company proposes to register any of its stock or other securities either for its own account or the account of a stockholder or stockholders exercising their respective demand registration rights (other than (i) a registration pursuant to Sections 1.2 or 1.11, (ii) a registration relating solely to employee benefit or similar plans, (iii) a registration relating to a Rule 145 transaction or (iv) a registration on any form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) calendar days of the date such notice is given, the Company shall, subject to the provisions of Section 1.7, include in the registration all of the Registrable Securities that each such Holder has requested to be registered.

1.4 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and to keep such registration statement effective for a period of up to forty-five (45) calendar days or any lesser period of time in the event the distribution described in the registration statement has been completed.

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering (each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement);

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed; and

(h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

1.5 Furnish Information. It shall be a condition precedent to the Company’s obligations to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding such Holder, the Registrable Securities held by such Holder, and the intended method of disposition of such securities as shall be reasonably required by the Company or the managing underwriters, if any, to effect the registration of such Holder’s Registrable Securities.

1.6 Expenses of Registrations. All expenses (other than underwriting discounts and commissions) incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 or 1.11, including (without limitation) all registration, filing and qualification fees, printer’s fees, accounting fees and fees and disbursements of counsel for the Company (including fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holders hereunder; but if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements of one counsel for the selling Holders) shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 1.2 or 1.11 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses on a pro rata basis based on the number of Registrable Securities proposed to be registered by each such Holder), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company and such material adverse change was not known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one (1) demand registration pursuant to Section 1.2; and provided further, that changes resulting solely from the condition of the stock market substantially equally affecting all similarly situated companies shall not be deemed to be a material adverse change in the condition, business or prospects of the Company. Registrations effected pursuant to Section 1.11 shall not be counted as demands for registration or registrations effected pursuant to Section 1.2 or 1.3, respectively.

1.7 Underwriting Requirements. If the registration statement under which the Company gives notice under Section 1.3 is for an underwritten offering, the Company shall so advise the Holders. In such event, all Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. If the total amount of securities, including Registrable Securities requested by stockholders to be included in such offering, exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities requested to be included therein by each such selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders), but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced unless the securities of all other selling stockholders included in the offering are entirely excluded and (ii) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the Qualified IPO of the Company’s securities, in which case such Holders may be excluded entirely if the underwriters make the determination described above and if the securities of all other selling stockholders are excluded entirely. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a Holder of Registrable Securities and which is a partnership, limited liability company or corporation, the partners (or retired partners), members (or retired members) and stockholders of such selling stockholder, or the estates and family members of any such partners (or retired partners), members (or retired members) or stockholders and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder” and any pro rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder” as defined in this sentence.

1.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.9 Indemnification.

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its officers, directors, partners or former partners, and members or former members, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder, its officers, directors, partners or former partners, and members or former members, or underwriter within the meaning of the Securities Act or the Exchange Act (each an “Indemnified Person”), against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state or other applicable securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto (collectively, the “Filings”); (ii) the omission or alleged omission to state in the Filings a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state or other applicable securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay, as incurred, any legal or other expenses reasonably incurred by any Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to such Indemnified Person in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished to the Company expressly for use in connection with such registration by an Indemnified Person.

(b) To the extent permitted by law, each selling Holder will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state securities law insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in the registration statement in connection with such Filings; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person to be indemnified pursuant to this subsection 1.9(b) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed); provided, however, in no event shall the obligations of any Holder under this subsection 1.9(b) exceed the net proceeds from the shares of Registrable Securities sold in the offering and received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 1.9, but only to the extent such failure to deliver written notice is materially prejudicial to the indemnifying party’s ability to defend such action.

(d) If the indemnification provided for in Section 1.9(a) and (b) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage or expense referred to therein, then the indemnifying party in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such loss, liability, claim or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall any Holder be required to contribute an amount, when combined with any amounts paid pursuant to Section 1.9(b), that exceeds the net proceeds from the shares of Registrable Securities sold in the offering and received by such Holder.

(e) The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and the termination of this Agreement.

1.10 Reports Under Securities Exchange Act. With a view to making available the benefits of certain rules and regulations of the Commission, including Rule 144, which may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

(b) Take such action, including the registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d) Furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission that permits the selling of any such securities without registration or pursuant to such form.

1.11 Form S-3 Registration.

(a) Subject to the conditions of this Section 1.11, if the Company shall receive from the Holders of a majority of the Registrable Securities then outstanding a written request that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder(s), then the Company shall (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders and (b) use its best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities specified in such request, together with all or such portion of the Registrable Securities of any other Holder joining in such request as are specified in a written request given within fifteen (15) calendar days of the date the Company’s notice referred to in clause (a) of this sentence is given.

(b) If the Holders requesting registration pursuant to this Section 1.11 intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to this Section 1.11 and the Company shall include such information in the written notice referred to in clause (a) of Section 1.11(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Holders requesting registration. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.11, if the underwriter advises the Holders requesting registration in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Holders requesting registration shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Holders requesting registration, in proportion (as nearly as practicable) to the amount of Registrable Securities requested by each such Holder to be included in such underwriting; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other Securities (including those to be sold for the Company’s account) are first entirely excluded from the underwriting.

(c) Notwithstanding the foregoing, if the Company shall furnish to the Holder(s) requesting a registration pursuant to this Section 1.11, a certificate signed by the Company’s Chief Executive Officer or President stating that in the good faith judgment of the Company’s Board of Directors, such registration would be seriously detrimental to the Company and its stockholders and that it is, therefore, essential to defer taking action with respect to such registration, the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty (120) calendar days after the date the request of the Holder(s) requesting a registration pursuant to this Section 1.11 is given; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period.

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.11:

(i) if Form S-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of underwriting discounts and commissions) of less than $10,000,000;

(iii) during the period starting with the date sixty (60) calendar days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) calendar days after the effective date of, any registration statement pertaining to an underwritten public offering of securities for the Company’s account; provided that the Company is actively employing its best efforts to cause such registration statement to be effective; or

(iv) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

1.12 Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be transferred or assigned, but only with all related obligations, by a Holder to a transferee or assignee who acquires at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends and combinations) from such transferring Holder; provided, that (a) the Company is furnished with written notice stating the name and address of such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.14 and (c) such transfer or assignment shall be effective only if immediately following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

1.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights, the terms of which are senior to, or in any manner inconsistent with the registration rights granted to the Holders hereunder.

1.14 “Market Stand-Off” Agreement. Each Investor and Common Holder hereby agrees that, if requested by the managing underwriter, it will not, without the prior written consent of the Company, during the period commencing on the date of the final prospectus relating to the Company’s initial public offering or any secondary public offering, as applicable, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) calendar days in the case of an initial public offering and, solely in the case of a Common Holder, ninety (90) calendar days in the case of any secondary public offering (or such other period as may be requested by the Company or managing underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto)) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any securities of the Company, including (without limitation) shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether now owned or hereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any securities of the Company, including (without limitation)

shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether now owned or hereafter acquired), whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of securities, in cash or otherwise. The foregoing covenants shall not apply to the sale of any shares by an Investor or Common Holder to an underwriter pursuant to an underwriting agreement and shall only be applicable to the Investors and Common Holders if all the Company’s executive officers, directors and greater than one percent (1%) stockholders enter into similar agreements. Each Investor and Common Holder agrees to execute an agreement(s) reflecting (i) and (ii) above as may be requested by the managing underwriters at the time of the initial public offering or any secondary public offering (in the case of a Common Holder), and further agrees that the Company may impose stop transfer instructions with its transfer agent in order to enforce the covenants in (i) and (ii) above. Any discretionary waiver or termination of the restrictions of any or all such agreements by the Company shall apply to all Investors and Common Holders subject to such agreements pro rata based on the number of shares of stock or options to purchase shares of stock held by such Investors and Common Holders that are subject to such agreements. The restrictions in this Section 1.14 shall not apply to transfers to affiliates of Investors or Common Holders or purchases made in the open market following the completion of any offering covered by this Section 1.14, or, as to each Investor and Common Holder, to any resale public offerings in which such Investor or Common Holder is not selling shares of Common Stock for its own account.

1.15 Termination of Registration Rights.

(a) No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) five (5) years following the consummation of a Qualified IPO or (ii) as to any Holder, on such date after the consummation of a Qualified IPO at which the Company is subject to the reporting requirements of the Exchange Act and all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may be sold under Rule 144 of the Securities Act during any 90-day period free of the current public information, volume limitation, and manner of sale restrictions, and the Form 144 filing requirements.

2. Covenants of the Company to the Investors.

2.1 Information Rights. The Company shall deliver to each Investor who holds (and continues to hold) at least 1,000,000 shares of the Company’s Conversion Stock (subject to appropriate adjustment for stock splits, stock dividends and combinations) (each, a “Qualified Holder”):

(a) As soon as practicable, but in any event within one hundred-eighty (180) calendar days after the end of each fiscal year of the Company, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles (“GAAP”), all in reasonable detail and audited by independent public accountants of national or regional standing selected by the Board of Directors of the Company; and

(b) As soon as practicable, but in any event within forty-five (45) calendar days after the end of each of the first three (3) quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such quarter, and consolidated statements of income and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such quarter prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception that footnotes that may be required by GAAP may be omitted) and which fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment.

(c) Within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and a balance sheet for and as of the end of such month, in reasonable detail, as well as a budget update and variances from projected financial results for such month prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception that footnotes that may be required by GAAP may be omitted) and which fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment; and

(d) As soon as practicable, but in any event at least forty-five (45) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year as approved by the Company’s Board of Directors, prepared on a monthly basis, including balance sheets and income statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company.

2.2 Visitation and Inspection. The Company shall permit each Qualified Holder, at such Qualified Holder’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times during business hours as may be requested by the Qualified Holder; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers in good faith to be a trade secret or similar confidential information. The provisions of this Section 2.2 shall not be in limitation of any rights which any Investor may have with respect to the books and records of the Company and its subsidiaries, or to inspect their properties or discuss their affairs, finances and accounts, under the laws of the State of Delaware.

2.3 Right of First Offer. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Qualified Holder (each, an “Offeree”), a right of first offer to subscribe for and purchase such Offeree’s Pro Rata Share (as hereinafter defined for the purpose of this Section 2.3), in whole or in part, of future issuances by the Company of Future Shares (as hereinafter defined). Notwithstanding Section 2.5(b), each Offeree shall be entitled to assign or apportion the right of first offer among its partners and affiliates (including, in the case of a venture capital fund, other venture capital funds affiliated with such fund) in such proportions as it deems appropriate. For purposes of this Section 2.3, an Offeree’s “Pro Rata Share” of Future Shares shall be a fraction, the numerator of which is the number of shares of Common Stock issued or issuable upon conversion of the Preferred Stock held by such Offeree immediately prior to the issuance of Future Shares (assuming the full conversion and exercise of all outstanding securities convertible into or exercisable for Preferred Stock held by such investor and excluding Special Mandatory Conversion Shares) and the denominator of which is the total number of shares of the Company’s Common Stock issued or issuable to all Offerees upon conversion of all Preferred Stock held by all Offerees (assuming full conversion and exercise of all outstanding securities convertible into or exercisable for Preferred Stock held by all Offerees and excluding Special Mandatory Conversion Shares) immediately prior to the issuance of Future Shares. Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Future Shares”), the Company shall first make an offering of such Future Shares to each Offeree in accordance with the following provisions:

(a) The Company shall deliver a notice (“Notice”) to each Offeree stating (i) the Company’s bona fide intention to offer such Future Shares, (ii) the number of such Future Shares to be offered, and (iii) the price and a summary of the terms, if any, upon which it proposes to offer such Future Shares.

(b) Each Offeree may elect to subscribe for and purchase, at the price and on the terms specified in the Notice, (i) up to such Offeree’s Pro Rata Share of the Future Shares and (ii) such additional number of the Future Shares as such Offeree indicates it is willing to purchase should the other Offerees subscribe for less than their respective Pro Rata Shares (for each Offeree, the “Additional Portion”) by notifying the Company in writing within ten (10) calendar days from the date the Notice is given by the Company.

(c) If the aggregate number of Future Shares subscribed for pursuant to subsection (a) above is less than the aggregate Pro Rata Share for which all Offerees are entitled to subscribe, then each Offeree who has subscribed for an Additional Portion pursuant to subsection (a) above shall be entitled to purchase, in addition to such Offeree’s Pro Rata Share, the Additional Portion subscribed for by such Offeree; provided, however, that if the Additional Portions subscribed for by all Offerees exceed the difference obtained by subtracting (x) the aggregate Pro Rata Share for which all Offerees are entitled to subscribe from (y) the number of Future Shares subscribed for by all Offerees (the “Available Additional Portion”), then each Offeree who has subscribed for an Additional Portion shall be entitled to purchase only that portion of the Available Additional Portion as such Offeree’s Pro Rata Share bears to the aggregate Pro Rata Share for all Offerees who subscribed for an Additional Portion, subject to rounding by the Company’s Board of Directors to the extent it reasonably deems necessary and equitable. To the extent that Future Shares are not purchased by the Offerees as provided in subsection (a) above and this subsection (c), the Company may, during the ninety (90) calendar days following the expiration of the period provided in subsection (a) above, offer the remaining unsubscribed portion of such Future Shares to any person or persons at a price not less than and upon terms no more favorable than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Future Shares within such period, or if such agreement is not consummated within thirty (30) calendar days of the execution thereof, the right provided in this Section 2.3 shall be deemed to be revived and such Future Shares shall not be offered unless first reoffered to the Offerees in accordance herewith.

(d) The right of first offer in this Section 2.3 shall not be applicable to the issuance of (i) the Shares issued pursuant to the Series E Agreement; (ii) the Conversion Stock or Special Mandatory Conversion Shares; (iii) securities issued as a dividend or distribution on the Shares; (iv) securities issued in connection with any stock split of or stock dividend on the Common Stock or the Preferred Stock; (v) securities issued to the Company’s employees, officers, directors, consultants, advisors or services providers pursuant to the Company’s 2005 Stock Plan (or other plan, agreement or similar arrangement approved by the Company’s Board of Directors), provided, such issuance is approved by a majority of the Company’s Board of Directors; (vi) securities issued to vendors, banks or equipment lessors, provided, such issuance is approved by the Company’s Board of Directors with such approval including at least two (2) Preferred Directors (as defined in the Restated Certificate) and is primarily for non-equity financing purposes; (vii) securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships; provided, such issuance is approved by the Company’s Board of Directors with such approval including at least two (2) Preferred Directors and is primarily for non-equity financing purposes; (viii) securities issued in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act pursuant to which all outstanding shares of each series of Preferred Stock are converted to Common Stock; (ix) securities issued in connection with a bona fide business acquisition of or by the Company (whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise), provided, such acquisition is approved by the Company’s Board of Directors with such approval including at least two (2) Preferred Directors; or (x) any right, option or warrant to acquire any security convertible into or exercisable for the securities listed in clauses (i) through (ix) above.

(e) Notwithstanding Section 5.2 hereof, in the event the Company proposes to offer Future Shares pursuant to which Qualified Holders are entitled to a right of first offer pursuant to this Section 2.3, and such right of first offer is waived on behalf of all Qualified Holders pursuant to Section 5.2 hereof, if any Qualified Holder is allowed to purchase any of such Future Shares, then each other Qualified Holder shall be entitled to purchase its Pro Rata Portion of all such Future Shares.

(f) Each Existing Investor hereby (i) consents to the Company issuing shares of its Series E Preferred Stock pursuant to the Series E Agreement, as the same may be amended from time to time, (ii) waives any and all rights of first offer such Existing Investor has under Section 2.3 of the Prior Agreement, including but not limited to the right to purchase any portion of the Company’s Series E Preferred Stock, including any of the Company’s Common Stock issued upon conversion thereof and (iii) waives any required notice under the Prior Agreement or otherwise of the Company’s intention to issue shares of its Series E Preferred Stock. The waiver set forth in this subsection (f) shall become effective and binding on all Existing Investors upon the execution of this Agreement by the Company and by Existing Investors holding at least a majority of the Registrable Securities (as defined in the Prior Agreement).

2.4 Other Covenants.

(a) Proprietary Information and Inventions Assignment Agreement. The Company will cause each person now or hereafter employed by it or any subsidiary to enter into a proprietary information and inventions assignment agreement in substantially the form approved by the Company’s Board of Directors, which agreement shall contain a non-solicitation of employees and customers covenant during and for a two-year period following the termination of such employment for any reason.

(b) Board of Directors. The Board of Directors shall meet at least once a month, unless the Company’s Board of Directors (including at least two (2) of the Preferred Directors (as hereinafter defined)) agrees to meet less frequently. The Company shall promptly reimburse in full each director of the Company who is not an employee of the Company (an “Outside Director”) for all of his or her reasonable out-of-pocket expenses incurred in attending each meeting of the Company’s Board of Directors or any committee thereof.

(c) Employee and Other Stock Arrangements. Each acquisition of any shares of the Company’s capital stock or any option or right to acquire any shares of the Company’s capital stock by an employee, consultant, officer or director of the Company will be conditioned upon the execution and delivery by the Company and such employee, consultant, officer or director of an agreement substantially in the form approved by the Board of Directors. Unless otherwise determined by the Company’s Board of Directors (including at least two (2) of the Preferred Directors), any such option or right to acquire shares of the Company’s capital stock shall vest at the rate of one-fourth ( 1/4th) of the shares granted after one year from the date of employment (for any initial grant to an employee, consultant, officer or director) or one year from the date of grant (for all other grants to such employee, consultant, officer or director) and one forty-eighth (1/48th) of the total number of shares granted monthly thereafter. Unless otherwise determined by the Company’s Board of Directors (including at least two (2) of the Preferred Directors), any restricted stock to which this Section 2.4(c) applies shall be subject to the Company’s right to repurchase any shares of unvested stock at the purchase price paid by the holder, a right of first refusal in favor of the Company to purchase any vested stock at the price offered by a third party, a restriction on the transfer of unvested stock, and such stock shall vest on the same schedule as set forth in the preceding sentence.

(d) Indemnification Agreements. The Company shall have as of the date hereof entered into Indemnification Agreements (in a form reasonably acceptable to the Company’s Board of Directors) with the directors and executive officers of the Company. In the event of a Deemed Liquidation, the Company shall use its commercially reasonable efforts to require each successor of the Company to assume the Company’s obligations with respect to indemnification of directors for a reasonable period of time following the consummation of such Deemed Liquidation. The Company hereby acknowledges that one or more of the Preferred Directors may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Preferred Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Preferred Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Preferred Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Preferred Director to the extent legally permitted and as required by the Restated Certificate or Bylaws of the Company (or any agreement between the Company and such Preferred Director), without regard to any rights such Preferred Director may have against the Fund Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Preferred Director with respect to any claim for which such Preferred Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Preferred Director against the Company.

(e) Directors and Officers Insurance. The Company shall have as of the date hereof obtained from financially sound and reputable insurers directors and officers insurance with coverage customary for companies similarly situated to the Company, except as otherwise determined by a majority of the Company’s Board of Directors, with such majority including at least two of the Preferred Directors. The Company will cause to be maintained the directors and officers insurance required by this subsection 2.4(e), except as otherwise determined by a majority of the Company’s Board of Directors, with such majority including at least two of the Preferred Directors. Such policy shall not be cancelable by the Company without prior approval of a majority of the Board of Directors, with such approval including at least two of the Preferred Directors.

(f) Casualty and Liability Insurance. The Company shall have as of the date hereof obtained from financially sound and reputable insurers casualty and general liability insurance in amounts customary for companies similarly situated, except as otherwise determined by a majority of the Company’s Board of Directors, with such majority including at least two of the Preferred Directors. The Company will cause to be maintained the general liability insurance required by this subsection 2.4(f), except as otherwise determined by a majority of the Company’s Board of Directors, with such majority including at least two of the Preferred Directors. Such policy shall name the Company, Alloy Ventures 2005, L.P. (“Alloy Ventures”), Austin Ventures VIII, L.P. (“Austin Ventures”), North Bridge Venture Partners VI, L.P. (“North Bridge”) and August Capital V Special Opportunities, L.P. (“August Capital”) as loss payees and shall not be cancelable by the Company without prior approval of a majority of the Board of Directors, with such approval including at least two of the Preferred Directors.

(g) Related Hires. The Company shall not hire as an employee or retain as a consultant a Related Party of any then current employee of the Company, unless such action is approved by a majority of the disinterested members of the Company’s Board of Directors with such approval including at least two (2) Preferred Directors. For the purpose hereof, “Related Party” means any ancestor, descendant, sibling, spouse, in-law, niece, nephew, uncle or aunt.

(h) Future Legal Expenses.

(i) In the event that the Company shall receive at any time a written request of Austin Ventures, Alloy Ventures, August Capital or Northbridge so long as such Investor continues to hold at least 2,500,000 shares of Conversion Stock, then the Company shall reimburse (i) up to $3,000 of the reasonable fees and expenses of one counsel mutually agreed upon by Austin Ventures, Alloy Ventures, August Capital and Northbridge, so long as such Investor continues to hold at least 2,500,000 shares of Conversion Stock, to review transaction documents on behalf of all Investors in connection with each future financing transaction of the Company in which the gross proceeds to the Company are at least $1,000,000 and (ii) up to $30,000 of the reasonable fees and expenses of one counsel mutually agreed upon by Austin Ventures, Alloy Ventures, August Capital and Northbridge, so long as such Investor continues to hold at least 2,500,000 shares of Conversion Stock, to review transaction documents on behalf of all Investors in connection with any Deemed Liquidation.

(ii) In the event that the Company shall receive at any time a written request of Starent Networks LLC (“Starent”), so long as such Investor continues to hold at least twenty five percent (25%) of the Conversion Stock initially issued to it, then the Company shall reimburse (i) up to $2,000 of the reasonable fees and expenses of one counsel selected by Starent, so long as such Investor continues to hold at least twenty five percent (25%) of the Conversion Stock initially issued to it, to review transaction documents on behalf of Starent in connection with each future financing transaction of the Company in which the gross proceeds to the Company are at least $1,000,000 and (ii) up to $20,000 of the reasonable fees and expenses of one counsel selected by Starent, so long as such Investor continues to hold at least twenty five percent (25%) of the Conversion Stock initially issued to it, to review transaction documents on behalf of Starent in connection with any Deemed Liquidation.

2.5 Confidentiality, Assignment and Termination of Covenants.

(a) Confidentiality. Except as required by law, each Investor receiving information under the covenants set forth in Sections 2.1 and 2.2 hereby agrees to hold in confidence and trust all information so provided, unless such information is known, or until such information becomes known, to the public other than as a result of an Investor’s violation of this Section 2.5 or other obligation of confidentiality to the Company; provided, however, that notwithstanding the foregoing, an Investor may (i) disclose such information (x) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, provided that such parties are bound by similar obligations of confidentiality, or (y) to any prospective purchaser of any Preferred Stock from such Investor as long as such prospective purchaser agrees in writing to be bound by the provisions of this Section 2.5(a), and (ii) may include summary financial information concerning the Company and general statements concerning the nature and progress of the Company’s business in an Investor’s reports to its limited partners.

(b) Assignment. The covenants set forth in Sections 2.1, 2.2 and 2.3 may be assigned or transferred, but only with all related obligations, by an Investor to an assignee or transferee that (i) is a subsidiary, parent, partner, limited partner, retired partner, member, former member, affiliated venture capital fund or stockholder of an Investor or (ii) acquires at least 3,000,000 shares of Conversion Stock (subject to appropriate adjustment for stock splits, stock dividends and combinations) from such transferring Investor.

(c) Termination. The covenants set forth in Sections 2.1, 2.2, 2.3 and 2.4 shall terminate as to all Investors and be of no further force or effect upon the earlier to occur of (i) the closing of a Qualified IPO or (ii) the consummation of a Deemed Liquidation.

3. Voting Agreement.

3.1 Common Directors. With respect to the two (2) members of the Company’s Board of Directors that the Company’s Restated Certificate provides are to be elected by the holders of Common Stock, each Investor and each Common Holder hereby agrees to vote all of such Investor’s or Common Holder’s shares of Capital Stock, now owned or hereafter acquired, in favor of (a) the designee nominated by a majority of the CEO Director, the Series A Directors, the Series B Director, the Series E Director and the Outside Director (the “Common Director”), who shall initially be K.P. Wilska and (b) the person then serving as the Company’s Chief Executive Officer (the “CEO Director”), who shall initially be Pardeep Kohli. If for any reason the CEO Director ceases to be an employee of the Company, each Investor and each Common Holder shall promptly vote their shares of Capital Stock (a) to remove the CEO Director from the Board of Directors if such person has not resigned as a member of the Board of Directors and (b) to elect such person’s replacement as Chief Executive Officer of the Company as the new CEO Director.

3.2 Series A Directors. With respect to those two (2) members of the Company’s Board of Directors that the Restated Certificate provides are to be elected by the holders of the Series A Preferred Stock (the “Series A Directors”), each Investor hereby agrees to vote all of such Investor’s shares of Capital Stock, now owned or hereafter acquired, in favor of (a) one (1) designee of Austin Ventures, for so long as it is a Qualified Holder, who shall initially be Venu Shamapant, and (b) one (1) designee of North Bridge, for so long as it is a Qualified Holder, who shall initially be Jeffrey McCarthy.

3.3 Series B Director. With respect to the one (1) member of the Company’s Board of Directors that the Restated Certificate provides is to be elected by the holders of the Series B Preferred Stock (the “Series B Director”), each Investor hereby agrees to vote all of such Investor’s shares of Capital Stock, now owned or hereafter acquired, in favor of one (1) designee of Alloy Ventures, for so long as it is a Qualified Holder, who shall initially be Ammar Hanafi.

3.4 Series E Director. With respect to the one (1) member of the Company’s Board of Directors that the Restated Certificate provides is to be elected by the holders of the Series E Preferred Stock (the “Series E Director”), each Investor hereby agrees to vote all of such Investor’s shares of Capital Stock, now owned or hereafter acquired, in favor of one (1) designee of August Capital, for so long as it is a Qualified Holder, who shall initially be Vivek Mehra.

3.5 Outside Director. With respect to the one (1) remaining member of the Company’s Board of Directors that the Restated Certificate provides is to be elected by the holders of Common Stock and Preferred Stock, voting together as a single class and on an as-converted basis, each Investor and each Common Holder hereby agrees to vote all of such Investor’s or Common Holder’s shares of Capital Stock, now owned or hereafter acquired, in favor of the designee nominated by a majority of the Common Director, the CEO Director, the Series A Directors, the Series B Director and the Series E Director, who shall initially be Ben Scott (the “Outside Director”).

3.6 Agreement to Corporate Action. In the event that a Corporate Action is approved by the Company’s Board of Directors, each Common Holder hereby agrees to consent to and vote all Capital Stock held by such Common Holder in favor of such Corporation Action.

3.7 Obligations of the Company. The Company shall use its best efforts and shall exercise all authority under applicable law to cause to be nominated for election and cause to be elected or appointed, as the case may be, as directors of the Company, a slate of directors consisting of individuals meeting the requirements of this Section 3. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Investors hereunder against impairment. Each Investor and Common Holder hereby agrees to vote, cause to be voted or sign a written consent with respect to all of its shares of Capital Stock in favor of a slate of directors consisting of individuals meeting the requirements of this Section 3.

3.8 Vacancies; Removal. In the event of any vacancy in the Board of Directors, each Investor and Common Holder agrees to vote all outstanding shares of Capital Stock owned or controlled by such Investor or Common Holder and to use such Investor’s or Common Holder’s best efforts to fill such vacancy so that the Board of Directors will be comprised of directors designated as provided in this Section 3. Each Investor and Common Holder agrees to vote all outstanding shares of Capital Stock owned or controlled by such Investor or Common Holder for the removal of a director whenever (but only whenever) there shall be presented to the Board of Directors the written direction that such director be removed, signed by: (i) a majority of the CEO Director, the Series A Directors, the Series B Director, the Series E Director and the Outside Directors, in the case of the Common Director; (ii) Austin Ventures, for so long as it is a Qualified Holder, in the case of the Series A Director designated by Austin Ventures; (iii) North Bridge, for so long as it is a Qualified Holder, in the case of the Series A Director designated by North Bridge; (iv) Alloy Ventures, for so long as it is a Qualified Holder, in the case of the Series B Director; (v) August Capital, for so long as it is a Qualified Holder, in the case of the Series E Director; and (vi) a majority of the Common Director, the CEO Director, the Series A Directors, the Series B Director and the Series E Director, in the case of the Outside Directors. In such event, the Board of Directors shall solicit the vote of the Investors and Common Holders entitled to remove such director in order to effect such removal.

3.9 Grant of Proxy. To ensure the performance of each Investor and Common Holder with respect to the agreements set forth herein, each Investor and Common Holder hereby appoints the Chairman of the Board of Directors and the Chief Executive Officer of the Company, or either of them from time to time, or their designees, as his, her or its true and lawful proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote all Capital Stock owned or held by such Investor and Common Holder and to execute all appropriate instruments consistent with this Agreement, subject to the provisions of this Agreement, upon any matter presented to the stockholders of the Company, if and only if such Investor or Common Holder fails to vote all of such Investor’s or Common Holder’s Capital Stock or execute such other instruments in accordance with the provisions of this Agreement within five (5) days of the Company’s or any other party’s written request for such Investor’s or Common Holder’s written consent or signature. The proxies and powers granted by each Investor and Common Holder pursuant to this Section 3.9 are coupled with an interest and are given to secure the performance of such Investors’ and Common Holders’ commitments under this Agreement. Such proxies shall be irrevocable for the term of this Agreement and shall survive the death, incompetence, disability, merger, reorganization, dissolution or winding up of such Investor or Common Holder. Except as provided above, no Investor or Common Holder shall grant a proxy with respect to, transfer any voting control over, or create any right to vote any shares of Capital Stock of the Company without the prior written consent of the Company.

3.10 Termination. This Section 3 shall terminate in its entirety and be of no further force or effect upon the earlier to occur of (i) the closing of a Qualified IPO or (ii) the consummation of a Deemed Liquidation.

4. Legend. Each certificate representing the shares of Common Stock and/or Preferred Stock held by the Investors and by the Common Holders shall be endorsed with the following legend (the “Legend”):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT AND LOCK-UP PERIOD FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN THAT CERTAIN AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE COMPANY’S PRINCIPAL OFFICE. SUCH VOTING AGREEMENT AND LOCK-UP PERIOD ARE BINDING ON TRANSFEREES OF THESE SHARES.

5. Miscellaneous.

5.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within Delaware, without regard to conflict of laws rules.

5.2 Waivers and Amendments. This Agreement may be terminated and any term of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and Investors holding a majority of the Registrable Securities then outstanding (the “Major Investors”); provided, however, that (a) Sections 2.3(e) and 3.2 may not be amended or waived without the consent of both Austin Ventures and North Bridge, (b) Sections 2.3(e) and 3.3 may not be amended or waived without the consent of Alloy Ventures, (c) Sections 2.3(e) and 3.4 may not be amended or waived without the consent of August Capital, (d) Section 2.4(h)(ii) may not be amended or waived without the consent of Starent and (e) Section 3.6 may not be amended or waived without the consent of the holders of a majority of the shares of Common Stock held by the Common Holders. Notwithstanding the foregoing, additional parties may be added as Holders or Investors under this Agreement with the written consent of the Company and the Major Investors and without requiring the consent of the Common Holders. Any termination, amendment or waiver effected in accordance with this Section 5.2 shall be binding upon each holder of Registrable Securities then outstanding, each future holder of all such Registrable Securities, the Common Holders and the Company. Notwithstanding anything in this Section 5.2 to the contrary, to the extent that any amendment, modification or waiver of this Agreement would affect the preferences, privileges or rights of the holders of (i) the Series A Preferred Stock in an adversely different manner from the holders of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, such amendment, modification or waiver shall require the prior written consent of the holders of at least two-thirds (2/3) of the Series A Preferred Stock then outstanding, (ii) the Series B Preferred Stock in an adversely different manner from the holders of the Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, such amendment, modification or waiver shall require the prior written consent of the holders of at least two-thirds (2/3) of the Series B Preferred Stock then outstanding, (iii) the Series C Preferred Stock in an adversely different manner from the holders of the Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, such amendment, modification or waiver shall require the prior written consent of the holders of at least two-thirds (2/3) of the Series C Preferred Stock then outstanding, (iv) the Series D Preferred Stock in an adversely different manner from the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series E Preferred Stock, such amendment, modification or waiver shall require the prior written consent of the holders of at least two-thirds (2/3) of the Series D Preferred Stock then outstanding, or (v) the Series E Preferred Stock in an adversely different manner from the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, such amendment, modification or waiver shall require the prior written consent of the holders of a majority of the Series E Preferred Stock then outstanding.

5.3 Binding Effect. In addition to any restriction on transfer that may be imposed by any other agreement by which any party hereto may be bound, this Agreement shall be binding upon the Investors and Common Holders and their respective permitted transferees, heirs, executors, administrators, successors and assigns; provided, however, that the Company shall not effect any transfer of Capital Stock subject to this Agreement on its books or issue a new certificate for such Capital Stock unless the transferee of such Capital Stock shall have executed and delivered an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee’s signature appeared on the signature pages hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.4 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.

5.5 Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered personally by hand or by courier, mailed by United States first-class mail, postage prepaid, or sent by facsimile directed (a) if to an Investor, at such Investor’s address or facsimile number set forth in the Company’s records, or at such other address or facsimile number as such Investor may designate by ten (10) days’ advance written notice to the other parties hereto, (b) if to a Common Holder, at such Common Holder’s address or facsimile number set forth in the Company’s records, or at such other address or facsimile number as such Common Holder may designate by ten (10) days’ advance written notice to the other parties hereto or (c) if to the Company, to its address or facsimile number set forth on its signature page to this Agreement and directed to the attention of the President, or at such other address or facsimile number as the Company may designate by ten (10) days’ advance written notice to the other parties hereto. All such notices and other communications shall be effective or deemed given upon personal delivery, on the date of mailing, or upon confirmation of facsimile transfer (or if to an overseas address, two (2) business days after delivery to a recognized overseas air courier service).

5.6 Interpretation. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

5.7 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

5.8 Aggregation of Stock. All shares of Registrable Securities held or acquired by a Holder and its affiliated entities shall be aggregated together for the purpose of determining the availability of any rights under this Agreement. For purposes of the foregoing, any shares of Registrable Securities held by a Holder that (X) is a partnership, limited liability company or corporation shall be deemed to include shares held by (i) entities affiliated with such partnership, limited liability company or corporation, (ii) any partner (or retired partner), member (or retired member) or stockholder of such partnership, limited liability company or corporation, (iii) the spouse, siblings, lineal descendants or ancestors of any such partner (or retired partner), member (or retired member) or stockholder, (iv) the estate of any such partner (or retired partner), member (or retired member) or stockholder and (v) any custodian or trustee for the benefit of any such partner (or retired partner), member (or retired member) or stockholder or the spouse, siblings, lineal descendants or ancestors of any such partner (or retired partner), member (or retired member) or stockholder or (Y) is an individual shall be deemed to include shares held by (i) the estate of such individual or (ii) the spouse, siblings, lineal descendants or ancestors of such individual and any custodian or trustee for the benefit of any of the foregoing persons.

5.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

5.10 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

5.11 Amendment and Restatement of Prior Agreement. Pursuant to Section 5.2 of the Prior Agreement, the Major Investors (as that term is defined in the Prior Agreement) hereby amend and restate the Prior Agreement on behalf of all Investors (as that term is defined in the Prior Agreement) with this Agreement, and any Investor (as that term is defined in the Prior Agreement) who does not sign this Agreement shall be bound by the terms and conditions of this Agreement pursuant to Section 5.2 of the Prior Agreement as if that Investor (as that term is defined in the Prior Agreement) had signed this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Company”

Mavenir Systems, Inc.

By:	/s/ Pardeep Kohli

Pardeep Kohli, President

Address:
1651 N. Glenville Road, Suite 216
Richardson, TX 75081
Facsimile: (469) 916-4397

MAVENIR SYSTEMS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

Alloy Ventures 2005, L.P.

By:	Alloy Ventures 2005, LLC,
its General Partner

By:	/s/ Ammar Hanafi

Print Name: Ammar Hanafi
Title:	Managing Member

MAVENIR SYSTEMS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

Austin Ventures VIII, L.P.

By:	AV Partners VIII, L.P.,
its General Partner

By:	/s/ Chris Pacitti

Print Name:
Title:

AV VIII Holdings, Inc.

By:	/s/ Ken DeAngelas

Print Name:
Title:

MAVENIR SYSTEMS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

North Bridge Venture Partners V-A, L.P.

By:	North Bridge Venture Management V, L.P.
Its General Partner

By:	NBVM GP, LLC
Its General Partner

By:	/s/ Jeffrey P. McCarthy

Jeffrey P. McCarthy
Manager

North Bridge Venture Partners V-B, L.P.

By:	North Bridge Venture Management V, L.P.
Its General Partner

By:	NBVM GP, LLC
Its General Partner

By:	/s/ Jeffrey P. McCarthy

Jeffrey P. McCarthy
Manager

North Bridge Venture Partners VI, L.P.

By:	North Bridge Venture Management VI, L.P.
Its General Partner

By:	NBVM GP, LLC
Its General Partner

By:	/s/ Jeffrey P. McCarthy

Jeffrey P. McCarthy
Manager

MAVENIR SYSTEMS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

August Capital V Special Opportunities, L.P.

By:	August Capital Management V, L.L.C.
Its general partner

By:	/s/ Steven Simonian

Name:	Steven Simonian
Title:	Attorney-in-fact

MAVENIR SYSTEMS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

Cross Creek Capital, L.P.

By:	Cross Creek Capital GP, L.P.,
its Sole General Partner

By:	Cross Creek Capital, LLC,
its Sole General Partner

By:	Wasatch Advisors, Inc.,
its Sole Member

By:	/s/ Daniel Thurber

Print Name: Daniel Thurber
Title:	Vice President

MAVENIR SYSTEMS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

Cross Creek Capital Employees’ Fund, L.P.

By:	Cross Creek Capital GP, L.P.,
its Sole General Partner

By:	Cross Creek Capital, LLC,
its Sole General Partner

By:	Wasatch Advisors, Inc.,
its Sole Member

By:	/s/ Daniel Thurber

Print Name: Daniel Thurber
Title:	Vice President

MAVENIR SYSTEMS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

Greenspring Crossover Ventures I, L.P.

By:	Greenspring Crossover I GP, L.P.

By:	Greenspring Crossover I GP, LLC

By:	/s/ Ashton Newhall

Name:	Ashton Newhall
Title:	General Partner

MAVENIR SYSTEMS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

/s/ Satish Kohli
Satish Kohli

MAVENIR SYSTEMS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

/s/ Pardeep Kohli
Pardeep Kohli

MAVENIR SYSTEMS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

/s/ KiHyun Joo
KiHyun Joo

MAVENIR SYSTEMS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

/s/ K.P. Wilska
K.P. Wilska

Facsimile:

MAVENIR SYSTEMS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

/s/ Ashok Khuntia
Ashok Khuntia

MAVENIR SYSTEMS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

/s/ Satyendra Arya
Satyendra Arya

MAVENIR SYSTEMS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

Koteswar Krishna Revocable Trust,
Koteswar Krishna and Vijaya Krishna co-trustees

By:	/s/ Koteswar Krishna

Print Name: Koteswar Krishna
Title:	Co-Trustee

By:	/s/ Vijaya Krishna

Print Name: Vijaya Krishna
Title:	Co-Trustee

MAVENIR SYSTEMS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

/s/ S. Paul Handa
S. Paul Handa

MAVENIR SYSTEMS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

SCHEDULE A

SCHEDULE OF INVESTORS

August Capital V Special Opportunities, L.P.

Alloy Ventures 2005, L.P.

Satyendra Arya

Austin Ventures VIII, L.P.

AV VIII Holdings, Inc.

Alex Garbuz

Greenspring Crossover Ventures I, L.P.

S. Paul Handa

North Bridge Venture Partners V-A, L.P.

North Bridge Venture Partners V-B, L.P.

North Bridge Venture Partners VI, L.P.

KAM Patel LLC

Ashok Khuntia

KiHyun Joo

Pardeep Kohli

Satish Kohli

Starent Networks LLC

K-P Wilska

Cross Creek Capital, L.P.

Cross Creek Capital Employees’ Fund, L.P.

Koteswar Krishna Revocable Trust

S-1

SCHEDULE B

SCHEDULE OF COMMON HOLDERS

Pulin Patel

Rashad Ali

Achal Patel

Jake Han

S-2

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned (the “Transferee”) pursuant to the terms of that certain Amended and Restated Investors’ Rights Agreement dated as of May 26, 2011 (the “Agreement”) by and among Mavenir Systems, Inc. (the “Company”) and certain of its Capital Stock. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Transferee agrees as follows:

1. Acknowledgement. Transferee acknowledges that Transferee is acquiring certain shares of the Capital Stock of the Company, which shares are subject to the terms and conditions of the Agreement.

2. Agreement. As partial consideration for such transfer, Transferee (i) agrees that the Capital Stock acquired by Transferee shall be bound by and subject to the terms of the Agreement, to the same extent and with the same rights and obligations as the person(s) from which such Capital Stock is received and (ii) hereby agrees to become a party to the Agreement with the same force and effect as if Transferee were originally a party thereto.

3. Notice. Any notice required or permitted by the Agreement shall be given to Transferee at the address listed below Transferee’s signature below.

4. Joinder. The spouse of the undersigned Transferee, if applicable, executes this Adoption to acknowledge its fairness and that it is in such spouse’s best interests and to bind to the terms of the Agreement such spouse’s community interest, if any, in the Capital Stock.

EXECUTED AND DATED this            day of            ,        .

TRANSFEREE:

Title:
Address:
Fax:

Spouse: (if applicable):

Name:

Acknowledged and accepted on            ,         .

MAVENIR SYSTEMS, INC.

By:
Name:
Title:

Exhibit B